Filed Pursuant to Rule 433

Registration No. 333-192513-04

$1BN Santander Drive Auto Receivables Trust (SDART) 2014-5

JT-LEADS: Citi (struc) and Deutsche Bank

CO-MGRS: J.P. Morgan, Santander, Wells Fargo

CL QTY/MMs WAL F/M EXPCT LEGAL BMK SPREAD YIELD

A-1 $176.3 0.19 F1+/P-1 4/15 12/15 YLD 0.270%

A-2a $143.0 0.94 AAA/Aaa 7/16 4/18 EDSF +40bp 0.731%

A-2b $190.0 1m$L +40bp

A-3 $123.05 1.87 AAA/Aaa 1/17 1/19 EDSF +47bp 1.160%

B $123.53 2.45 AA/Aa1 9/17 9/19 ISwaps +85bp 1.772%

C $152.94 3.21 A/A1 8/18 6/20 ISwaps +125bp 2.477%

D $91.18 3.96 BBB/Baa2 12/18 1/21 ISwaps +175bp 3.239%

E $58.82 4.06 BB/Ba2 12/18 4/22 *Retained*

**Class D will be partially

PRICING SPEED: 1.5 ABS 10% cleanup

SETTLE: 11/25/14

FIRST PAYMENT: 12/15/2014

REGISTRATION: Public

ERISA: Yes (Excludes class E)

MIN DENOMINATION: 1k × 1k

BLOOMBERG TICKER: SDART 2014-5

BILL & DELIVER: Citigroup